SCHEDULE I
                To the Distribution Agreement dated June 1, 1996 between The Victory Portfolios and BISYS Fund Services Limited Partnership

1.    Balanced Fund, Class A and G Shares
2.    Convertible Securities Fund, Class A and G Shares
3.    Diversified Stock Fund, Class A, B and G Shares
4.    Growth Fund, Class A and G Shares
5.    Equity Income Fund, Class A Shares
6.    Established Value Fund, Class A and G Shares
7.    Federal Money Market Fund, Investor and Select Shares
8.    Financial Reserves Fund, Class A Shares
9.    Fund for Income, Class A and G Shares
10.   Gradison Government Reserves Fund, Class G Shares and Trust Shares
11.   Institutional Money Market Fund, Investor and Select Shares
12.   Intermediate Income Fund, Class A and G Shares
13.   International Growth Fund, Class A and G Shares
14.   LifeChoice Conservative Investor Fund, Class A Shares
15.   LifeChoice Growth Investor Fund, Class A Shares
16.   LifeChoice Moderate Investor Fund, Class A Shares
17.   Maine Municipal Bond Fund (Intermediate), Class A Shares
18.   Maine Municipal Bond Fund (Short-Intermediate), Class A Shares
19.   Michigan Municipal Bond Fund, Class A Shares
20.   Nasdaq-100 Index Fund, Class A and G Shares
21.   National Municipal Bond Fund, Class A and G Shares
22.   National Municipal Bond Fund (Long), Class A Shares
23.   National Municipal Bond Fund (Short-Intermediate), Class A Shares
24.   New York Tax-Free Fund, Class A and G Shares
25.   Ohio Municipal Bond Fund, Class A and G Shares
26.   Ohio Municipal Money Market Fund, Class A Shares
27.   Prime Obligations Fund, Class A Shares
28.   Real Estate Investment Fund, Class A and G Shares
29.   Small Company Opportunity Fund, Class A and G Shares
30.   Special Value Fund, Class A and G Shares
31.   Stock Index Fund, Class A and G Shares
32.   Tax-Free Money Market Fund, Class A Shares
33.   Value Fund, Class A and G Shares

Amended as of October 15, 2001.